UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment Number 3 to

FORM S-1/A

REGISTRATION STATEMENT

Under the Securities Act of 1933

HEADSTART HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	6153	47-2523821
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Enrique Geenizier Street
PH Miro, Suite 504, Bella Vista
Panama, Republic de Panama
(800) 680-7071
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

TKM Accounting Services, LLC
1000 N. Green Valley Pkwy #440-484
Henderson, NV 89074
(702) 879-8565
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
12505 Park Potomac Ave., 6th Floor
Potomac, MD 20854
Tel: (301) 230-5214

Approximate date of proposed sale to the public: This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

HEADSTART HOLDINGS, INC.

DEREGISTRATION OF A PORTION OF UNSOLD SECURITIES

The Registration Statement on Form S-1, as amended, filed by Headstart Holdings, Inc. and deemed effective by the Securities and Exchange Commission, offered up to a maximum of 4,000,000 shares of our $0.001 par value common stock at a price of $0.01 per share pursuant to a self-underwritten offering.  A total of 3,000,000 shares were sold by the Company to thirty investors in conjunction with the registered offering for an aggregate of $30,000.

Pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the shares of common stock being registered which remain unsold, the Company hereby amends the Registration Statement to remove from registration the 1,000,000 shares of common stock covered by the Registration Statement which remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Panama, Republic of Panama, on December 15, 2015.

HEADSTART HOLDINGS, INC.
(Registrant)

By: /s/ Oriel Yanguez
Oriel Yanguez
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Oriel Yanguez	President and CEO	December 15, 2015
Oriel Yanguez

/s/ Oriel Yanguez	Principal Financial Officer and	December 15, 2015
Oriel Yanguez	Principal Accounting Officer

/s/ Oriel Yanguez	Director	December 15, 2015
Oriel Yanguez